                                                                  EXHIBIT 10.2

NEITHER THESE SECURITIES NOR THE COMMON STOCK OF THE COMPANY INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
                       --------------
OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

                                            Date of Issuance: June 30, 2003

                                                           $
                                                            ---------------


                   8.5% CONVERTIBLE EXCHANGEABLE DEBENTURE
                            DUE NOVEMBER 1, 2005

            THIS DEBENTURE is one of a series of duly authorized and issued Debentures of Applied Digital Solutions, Inc., a Missouri corporation, having a principal place of business at 400 Royal Palm Way, Suite 410, Palm Beach, FL 33480 (the "Company"), designated as its 8.5% Convertible
                      -------
Exchangeable Debenture, due November 1, 2005 (the "Debentures").
                                                   ----------

         FOR VALUE RECEIVED, the Company promises to pay to
                         or its registered assigns (the "Holder"), the
------------------------                                 ------
principal sum of $                on November 1, 2005 or such earlier date
                  ---------------
as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate
 -------------
unconverted and then outstanding principal amount of this Debenture at the rate of 8.5% per annum, payable quarterly on March 1, July 1, September 1 and December 1, beginning on September 1, 2003 and on each Monthly Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business

Day) (each such date, an "Interest Payment Date"), in cash or DOC Shares, or
                          ---------------------
any combination thereof, at the Interest Conversion Rate; provided, however,
                                                          --------  -------
payment in DOC Shares may only occur if on the Interest Payment Date and during the 20 Trading Days prior to such date the DOC Equity Conditions have been satisfied or waived by the Holder. Subject to the aforementioned conditions, the decision whether to pay interest hereunder in DOC Shares or cash shall be at the discretion of the Company. Not less than 20 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or DOC Shares (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised), or any specified combination thereof. Failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in DOC Shares shall otherwise occur pursuant to Section 5(b), and for purposes of the payment of interest in DOC Shares only, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Underlying Shares or DOC Shares, as the case may be, within the time period required by Sections 4(b)(i) and 5(b)(i), as applicable. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). Except as otherwise provided herein, if at anytime
 ------------------
the Company pays interest partially in cash and partially in DOC Shares, then such payment shall be distributed ratably among the Holders based upon the principal amount of Debentures originally purchased by each Holder. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue
                                                --------
daily, from the date such interest is due hereunder through and including the date of payment. THE COMPANY MAY NOT PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT ON THIS DEBENTURE WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER.

         This Debenture is subject to the following additional provisions:

         Section 1) This Debenture is exchangeable for an equal aggregate
         ---------
principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         Section 2) This Debenture has been issued subject to certain
         ---------
investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company (including the Trustee) may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3)          Events of Default.
         ---------           -----------------

                  a) "Event of Default", wherever used herein, means any
                      ----------------
         one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           i) any default in the payment of the principal
                  of, interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 5 Trading Days of notice of such default sent by the Holder;

                           ii) the Company shall fail to observe or perform
                  any other material covenant, agreement or warranty contained in, or otherwise commit any material breach of any of the Transaction Documents (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or interest payment which breach is addressed in clause (x) below) which is not cured, if possible to cure, within 10 Trading Days of notice of such default sent by the Holder (within 5 Trading Days in the case of failure to deliver unlegended Underlying Shares or shares of DOC Common Stock). For clarity, any payment of cash dividends or a dividend in the form of DOC Common Stock paid to the holders of Common Stock shall be a material breach of covenant, or ;

                           iii) the Company or any of its Subsidiaries
                  shall commence, or there shall be commenced against the Company or any such Subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or there is commenced against the Company or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

                           iv) the Company shall default in any of its
                  obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                           v) the Common Stock shall not be eligible for
                  quotation on or quoted for trading on the Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "Principal Market")
                                                          ----------------
                  and shall not again be eligible for and quoted or listed for trading thereon within ten Trading Days;

                           vi) the Company shall be a party to any Change
                  of Control Transaction, shall agree to sell or dispose of all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares);

                           vii) an Underlying Shares Registration Statement
                  shall not have been declared effective by the Commission on or prior to the 150th calendar day after the Original Issue Date;

                           viii) if, during the Effectiveness Period (as
                  defined in the Registration Rights Agreement), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than 15 consecutive Trading Days or 20 non-consecutive Trading Days during any 12 month period;

                           ix) an Event (as defined in the Registration
                  Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by Section 3(a)(vii));

                           x) the Company shall fail for any reason to
                  deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof;

                           xi) the Company shall fail for any reason to deliver
                  the payment in cash pursuant to a Buy-In (as defined herein) within five Trading Days after notice thereof is delivered hereunder; or

                           xii) the Company's (A) failure to use best efforts
                  to provide the Trustee with any documentation or information reasonably requested by the Trustee to cause a transfer of the DOC Shares to the Holder within 5 Trading Days after an Exchange Date or (B) notice, written or oral, to any holder of the Debentures, including by way of a public announcement or through any of its agents, at any time, of its intention not to comply with a request for exchange of any Debentures into DOC Shares that are tendered for exchange in accordance with the provisions of the Debentures.


                  b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Interest shall accrue on the Mandatory Prepayment Amount hereunder from the 5th day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof in an amount equal to the Late Fee, to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 4) Conversions into Common Stock.
         ---------  -----------------------------

                  a)      i) Conversions. At any time after the Closing Date,
                             -----------
                  this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The Holder shall effect conversions by delivering to the Company the form of conversion notice attached hereto as Annex A (a "Conversion Notice"), specifying therein the
                  -------     -----------------
                  principal amount of Debentures to be converted and the
                  date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in
                   ---------------
                  a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute as to the number of Underlying Shares issuable to the Holder in connection with a Conversion Notice, the Company shall issue to the Holder the number of Underlying Shares not in dispute and resolve such dispute in accordance with Section 11. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

                           ii) Certain Conversion Restrictions.
                               -------------------------------

                                (A) A Holder may not convert Debentures or
                           receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with its Affiliates, beneficially owning
                           (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. The Holder shall be entitled to rely on the Company's public filings with respect to the number of shares of Common Stock which are then issued and outstanding, and the Holder may inquire of the Company's Chief Financial Officer to obtain a more current number, which shall be provided within 2 Business Days of written request therefor.
                           To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. In the event of a merger or consolidation of the Company with or into another Person, this paragraph shall not apply with respect to a determination of the number of shares of common stock issuable upon conversion in full of the Debentures if such determination is necessary to establish the Securities or other assets which the holder of Common Stock shall be entitled to receive upon the effectiveness of such merger or consolidation. The provisions of this Section 4(a)(ii)(A) may be waived by the Holder at the election of the Holder upon not less than 61 days' prior notice to the Company, and the provisions of this Section 4(a)(ii)(A) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Section 4(a)(ii)(A) but otherwise in accordance with this Debenture shall affect the status of the Underlying Shares as validly issued, fully-paid and nonassessable.

                                    (B) If the Company has not obtained
                           Shareholder Approval (as defined below), if
                           required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue upon conversion of the Debentures, in the aggregate, in excess of (i) 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date,
                           (ii) less any shares of Common Stock issued as payment of interest or to be issued upon exercise of the Warrants issued to Holders of the Debentures on the Original Issue Date pursuant to the Purchase Agreement or upon exercise of the warrants issued to J.P. Carey Securities, Inc. for its services as placement agent under the Purchase Agreement (the "Placement Warrant")
                                                    -----------------
                           (such number of shares, the "Issuable Maximum").
                                                        ----------------
                           Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Debenture(s) issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of all Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold Debentures, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion
                           Date: (A) the applicable Set Price then in effect is such that the shares issuable under this Debenture on any

                           Conversion Date together with the aggregate
                           number of shares of Common Stock that would
                           then be issuable upon conversion in full of
                           all then outstanding Debentures would exceed
                           the Issuable Maximum, and (B) the Company
                           shall not have obtained Shareholder Approval, then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures (including any accrued interest) then held by such Holder for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "Excess Principal"), the
                                                  ----------------
                           Company shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Debenture shall thereafter be unconvertible into Underlying Shares until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Debenture shall otherwise remain in full force and effect. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto. For clarity, the failure of the Company to actually obtain Shareholder Approval shall not be a breach of covenant or Event of Default under Section 3 of this Debenture.

                           iii) Shares Issuable Upon Conversion. The number
                                -------------------------------
                  of shares of Common Stock issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and (y) the Set Price.

                  b) i) Not later than three Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates for the Shares of Common Stock which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common
                  Stock being acquired upon the conversion of Debentures.
                  The Company shall, upon request of the Holder, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                           ii) If the Company fails for any reason to deliver
                  to the Holder such certificate or certificates pursuant to
                  Section 4(b)(i) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $50 per Trading Day thereafter (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading
                  Day 6 Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                            iii) In addition to any other rights available to
                  the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to
                  Section 4(b)(i) by the third Trading Day after the
                  Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall
                                           ------
                  (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which
                  (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common
                  Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
                  Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

                           iv) Notwithstanding anything herein to the
                  contrary, if after the Effective Date the VWAP for any 15 consecutive Trading Days (such period, the "Forced
                                                              ------
                  Conversion Condition Period") exceeds the then Set Price
                  ---------------------------
                  by more than 200%, the Company may, within 2 Trading Days
                  of any such period, deliver a notice to the Holder (a "Forced Conversion Notice" and the date such notice is
                   ------------------------
                  received by the Holder, the "Forced Conversion Notice Date")
                                               -----------------------------
                  to cause the Holder to immediately convert all or part (and if part, pro-rata in proportion to each Holders initial purchase of the Debentures relative to all Debentures issued pursuant to the Purchase Agreement) of the then outstanding principal amount of Debentures pursuant to Section 4(a)(i). The Company may only effect a Forced Conversion Notice if on each Trading Day during the Forced Conversion Condition Period through the Forced Conversion Notice Date all of the Company Equity
                  Conditions have been satisfied. If any of the Company
                  Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Forced Conversion Notice in which case such forced conversion shall be null and void, ab initio. Notwithstanding anything to the contrary in this Section
                  4, the Company's determination to deliver a Forced Conversion Notice and effect a forced conversion shall be applied ratably among the Holders based upon the principal amount of Debentures initially purchased by each Holder, adjusted upward ratably in the event all of the Debentures of any Holder are no longer outstanding.

                  c) i) The conversion price in effect on any Conversion Date shall be equal to $0.515 (subject to adjustment herein)(the "Set Price").
                               ---------

                           ii) If the Company, at any time while the Debentures
                  are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           iii) If the Company, at any time while Debentures
                  are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock or Common Stock Equivalents at a price per share less than the VWAP at the record date mentioned below, then the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the VWAP on the record date. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                           iv) If the Company or any Subsidiary thereof, as
                  applicable, at any time while Debentures are outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock)
                  (collectively, "Common Stock Equivalents") entitling any
                                  ------------------------
                  Person to acquire shares of Common Stock, at an effective
                  price per share less than 95% of the then Set Price ("Dilutive Issuance"), as adjusted hereunder (if the
                    -----------------
                  holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal 105% of the effective conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

                           v) If the Company, at any time while Debentures are
                  outstanding, shall distribute to all holders of Common
                  Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set
                  Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           vi) In case of any reclassification of the Common
                  Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                           vii) All calculations under this Section 4 shall be
                  made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

                           viii) Whenever the Set Price is adjusted pursuant to
                  any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           ix) If (A) the Company shall declare a dividend (or
                  any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause
                  to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as
                  they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such
                                  --------
                  notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           x) If, at any time while this Debenture is
                  outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any
                  compulsory share exchange pursuant to which the Common
                  Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent
                   -----------------------
                  conversion of this Debenture, the Holder shall have the
                  right to receive, for each Underlying Share that would
                  have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such
                  Fundamental Transaction if it had been, immediately prior
                  to such Fundamental Transaction, the holder of one share
                  of Common Stock (the "Alternate Consideration"). For
                                        -----------------------
                  purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Debenture from the Holder for a purchase price, payable in cash within 30 calendar days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the 100% of the remaining unconverted principal amount of this Debenture on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

                           xi) Notwithstanding the foregoing, no adjustment
                  will be made under this paragraph (c) in respect of (A) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) upon the exercise of this Debenture or any other Debenture of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or
                  (C) upon the exercise of or conversion of any Convertible Securities, options or warrants issued and outstanding on the Original Issue Date, provided such securities have not been amended since the date of the Purchase Agreement, or (D) acquisitions or strategic investments, the primary purpose of which is not to raise capital, or (E) any other Exempt Transaction.

                  d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

                  e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 5) Exchanges into DOC Common Stock.
         ---------  -------------------------------

                  a)      i) Exchanges. At any time after the Closing Date,
                             ---------
                  this Debenture shall be exchangeable into DOC Shares at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on exchanges set forth in Section 5(a)(ii) hereof). Upon any such transfer of any DOC Shares to the Holder upon an exchange, the Holder shall have good and marketable title to such shares, free and clear of any liens, encumbrances, restrictions, rights of first refusal or rights of any other Person and such shares shall be unrestricted and, assuming Holder is not deemed to be an underwriter, freely tradable on the Principal Market without any prospectus delivery or other requirement whatsoever and without the need for registration under the Securities Act or any state securities laws. The Holder shall effect exchanges by delivering to the Company the form of exchange notice attached hereto as Annex B (an "Exchange Notice") with a
                                     -------      ---------------
                  copy to the Trustee, specifying therein the principal amount of Debentures to be exchanged and the date on which such exchange is to be effected (an "Exchange Date"). If
                                                       -------------
                  no Exchange Date is specified in a Exchange Notice, the Exchange Date shall be the date that such Exchange Notice is provided hereunder. To effect exchanges hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been so exchanged. Exchanges hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable exchange. The Holder and the Company shall maintain records showing the principal amount exchanged and the date of such exchanges. In the event of any dispute as to the number of DOC Shares issuable to the Holder in connection with a Conversion Notice, the the Trustee shall issue to the Holder the number of DOC Shares not in dispute and resolve such dispute in accordance with
                  Section 11. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following exchange of a portion of this Debenture, the unpaid and unexchanged principal amount of this Debenture may be less than the amount stated on the face hereof.

                           ii) Exchange Restriction. Notwithstanding
                               --------------------
                  anything herein to the contrary, (A) A Holder may not exchange Debentures or receive shares of DOC Common Stock as payment of interest hereunder to the extent such exchange or receipt of such interest payment would result in the Holder, together with its Affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of DOC Common Stock, including shares issuable upon exchange of, and payment of interest on, the Debentures held by such Holder after application of this Section. The Holder shall be entitled to rely on the DOC's public filing with respect to the number of shares of DOC Common Stock which are then issued and outstanding. In the event of a merger or consolidation of DOC with or into another Person, this paragraph shall not apply with respect to a determination of the number of shares of DOC Common Stock issuable upon exchange in full of the Debentures if such determination is necessary to establish the securities or other assets which the holder of DOC Common Stock shall be entitled to receive upon the effectiveness of such merger or consolidation. The provisions of this Section 5(a)(ii) may be waived by the Holder at the election of the Holder upon not less than 61 days' prior notice to the Company, and the provisions of this Section 5(a)(ii) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver) and (B) the Company shall not honor an exchange by the Holder to the extent such Exchange shall cause the aggregate number of DOC Shares issued to the Holder pursuant to the present exchange and all prior exchanges to exceed the Holder's pro-rata share (as determined by such Holder's initial purchases of Debentures pursuant to the Purchase Agreement relative to all Debentures issued) of 15 million DOC Shares.

                           iii) The number of shares of DOC Common Stock
                  issuable upon a Exchange shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and (y) the Exchange Price.

                  b) i) Not later than five Trading Days after any Exchange Date, the Company will cause the Trustee to deliver to the Holder a certificate or certificates for the shares of DOC Common Stock which shall be free of restrictive legends and trading restrictions representing the number of shares of DOC Common Stock being acquired upon the exchange of Debentures.

                  c) i) The exchange price in effect on any Exchange Date shall be equal to $2.20 as to the first 50% of the original principal amount of this Debenture and $4.25 as
                  to the remaining 50% of the original principal amount of this Debenture (all subject to adjustment herein)(the "Exchange Price").
                   --------------

                           ii) If DOC, at any time while the Debentures are
                  outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its DOC Common Stock or any other equity or equity equivalent securities payable in shares of DOC Common Stock (which, for avoidance of doubt, shall not include any shares of DOC Common Stock issued by DOC pursuant to this Debenture, including interest thereon), (B) subdivide outstanding shares of DOC Common Stock into a larger number of shares,
                  (C) combine (including by way of reverse stock split) outstanding shares of DOC Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the DOC Common Stock any shares of capital stock of DOC, then the Exchange Price shall be multiplied by a fraction of which the numerator shall be the number of shares of DOC Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of DOC Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           iii) In case of any reclassification of the DOC
                  Common Stock or any compulsory share exchange pursuant to which the DOC Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to exchange the then outstanding principal amount of this Debenture, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the DOC Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the DOC Common Stock into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been exchanged immediately prior to such reclassification or share exchange. This provision shall similarly apply to successive reclassifications or share exchanges.

                           iv) If, at any time while this Debenture is
                  outstanding, (A) DOC effects any merger or consolidation of DOC with or into another Person, (B) the DOC effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by DOC or another Person) is completed pursuant to which holders of DOC Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) DOC effects any reclassification of the DOC Common Stock or any compulsory share exchange pursuant to which the DOC Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "DOC Fundamental Transaction"), then upon any
                           ---------------------------
                  subsequent conversion of this Debenture, the Holder shall have the right to receive, for each DOC Share that would have been issuable upon such conversion absent such DOC Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such DOC Fundamental Transaction if it had been, immediately prior to such DOC Fundamental Transaction, the holder of one share of DOC Common Stock (the "DOC Alternate Consideration"). For
                                     ---------------------------
                  purposes of any such conversion, the determination of the Exchange Price shall be appropriately adjusted to apply to such DOC Alternate Consideration based on the amount of DOC Alternate Consideration issuable in respect of one share of DOC Common Stock in such DOC Fundamental Transaction, and the Trustee shall apportion the Exchange Price among the DOC Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the DOC Alternate Consideration.

                  d) Upon an exchange hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the DOC Common Stock, but shall issue, in lieu of the final fraction of a share, one whole share of DOC Common Stock.

                  e) The issuance of certificates for DOC Shares on exchange of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 6) Redemption.
         ---------  ----------

                  a) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem each Holder's Pro Rata Portion of the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of the Debenture (or such lesser amount as is then outstanding). For purposes of this subsection 6(a) only, "Pro Rata
                                                                   --------
         Portion" is the ratio of (x) the principal amount of this
         -------
         Debenture on the Original Issue Date and (y) the sum of the aggregate original principal amounts of the Debentures issued to all Holders on the Closing. If any Holder shall no longer holds Debentures, then the Pro Rata Portion shall be recalculated to exclude such Holder's principal amount from clause (y) above. The Monthly Redemption Amount due on each Monthly Redemption Date shall, except as provided in this Section, be paid in cash. As to any Monthly Redemption and upon at least 20 Trading Days' prior written irrevocable notice ("Monthly Notice Redemption Period")
                                      --------------------------------
         and subject to the applicable Equity Conditions, in lieu of a cash redemption payment the Company may elect to pay 100% of a Monthly Redemption in either (i) Underlying Shares based on a conversion price equal to the lesser of (A) 90% of the average of the lowest
         10 of the 20 VWAPs immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) and (B) the
         Set Price (the "Monthly Conversion Price") or (ii) DOC Shares
                         ------------------------
         based on an exchange price equal to the lesser of (A) 90% of the average of the lowest 10 of the 20 DOC VWAPs immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading
         Day period) and (B) the Exchange Price (the "Monthly Exchange
                                                      ----------------
         Price"). For clarity, the Company's notice shall specify whether
         -----
         such amounts shall be paid in Underlying Shares, DOC Shares, or a specific combination thereof. Notwithstanding anything herein to the contrary, unless waived by the Holder, the Company may not pay the Monthly Redemption Amount in DOC Shares unless the average daily trading volume of DOC Common Stock is at least 50,000 shares and the average of the DOC VWAPs is at least $1.50 (subject to reverse and forward stock splits and the like) for each of the 10 Trading Days preceding the Monthly Notice and on each Trading Day during the Monthly Notice Redemption Period through the Monthly Redemption Date the DOC Equity Conditions have been satisfied. Issuances of Underlying Shares hereunder or transfers of DOC
         Shares hereunder shall be made otherwise pursuant to the provisions of Section 4 and Section 5, as applicable. The Holders may convert, pursuant to Section 4(a)(i), or exchange, pursuant to
         Section 5(a)(i), any principal amount of the Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full. The Company covenants and agrees that it will honor all Conversion Notices and Exchange Notices tendered up until such amounts are paid in full.

                  b) Redemption Procedure. The payment of cash, issuance of Common Stock or transfer of DOC Shares, as the case may be, pursuant to a Monthly Redemption shall be made on the Monthly Redemption Date. If any portion of the cash payment for a Monthly Redemption shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Monthly Redemption Amount, plus all amounts owing thereon is paid in full. In addition, if any portion of the Monthly Redemption Amount remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein
         ---------
         contained to the contrary. Notwithstanding anything to the contrary in this Section 6, the Company's determination to redeem in cash, shares of Common Stock or DOC Shares shall be applied ratably among the Holders based upon the principal amount of Debentures initially purchased by each Holder, adjusted upward ratably in the event all of the shares of Debentures of any Holder are no longer outstanding.

         Section 7) Definitions. For the purposes hereof, in addition to the
         ---------  -----------
terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

                  "Business Day" means any day except Saturday, Sunday and
                   ------------
         any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Change of Control Transaction" means the occurrence after
                   -----------------------------
         the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof
         (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

                  "Commission" means the Securities and Exchange Commission.
                   ----------

                  "Common Stock" means the common stock, $0.001 par value
                   ------------
         per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Company Equity Conditions" shall mean all of the
                   -------------------------
         following: (i) the Company shall have duly honored all conversions or exchanges occurring by virtue of one or more Conversion Notices or Exchange Notices prior to the date in question, (ii) there is an effective Underlying Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Underlying Shares issued to the Holder and all of the Underlying Shares as are issuable to the Holder upon conversion in full of this Debenture (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (iv) all liquidated damages and other amounts owing in respect of the Debentures and Underlying Shares shall have been paid or will, concurrently with the event subject to this condition will be paid in cash; (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all the Underlying Shares as are issuable to the Holder upon conversion in full of the Debentures; (vi) no Event of Default nor any event that with the passage of time would constitute an Event of Default has occurred and is continuing; (vii) such issuance would be permitted in full without violating the limitations set forth in clauses (A) or (B) of Section 4(a)(ii) and
         (viii) no public announcement of a pending or proposed Change of Control Transaction or Fundamental Transaction has occurred that has not been consummated.

                  "Conversion Date" shall have the meaning set forth in
                   ---------------
         Section 4(a)(i) hereof.

                  "Conversion Notice" shall have the meaning set forth in
                   -----------------
         Section 4(a)(i) hereof.

                  "DOC" shall mean Digital Angel Corporation.
                   ---

                  "DOC Common Stock" means the common stock, $0.005 par
                   ----------------
         value per share, of DOC and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "DOC Equity Conditions" shall mean all of the following:
                   ---------------------
         (i) the Company shall have duly honored all conversions or exchanges occurring by virtue of one or more Conversion Notices or Exchange Notices prior to the date in question, (ii) there is an effective registration statement with the Commission pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the DOC Shares transferred to the Holder (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iii) the DOC Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (iv) all liquidated damages and other amounts owing in respect of the Debentures and Underlying Shares shall have been paid or will, concurrently with the event subject to this condition will be paid in cash; (v) no Event of Default nor any event that with the passage of time would constitute an Event of Default has occurred and is continuing; and (vi) such issuance would be permitted in full without violating the limitations set forth in Section 4(a)(ii).

                  "DOC VWAP" means, for any date, the price determined by
                   --------
         the first of the following clauses that applies: (a) if the DOC Common Stock is then listed or quoted on a Principal Market or the OTC Bulletin Board, the daily volume weighted average price of the DOC Common Stock for such date (or the nearest preceding date) on the Principal Market (or OTC Bulletin Board) on which the DOC Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP function; (b) if the DOC Common Stock is not then listed or quoted on a Principal Market or the OTC Bulletin Board and if prices for the DOC Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the DOC Common Stock so reported; or (c) in all other cases, the fair market value of a share of DOC Common Stock as determined by a nationally recognized independent appraiser selected in good faith by Purchasers' Representative.

                  "DOC Shares" means the shares of DOC Common Stock pledged
                   ----------
         to the Holders of the Debentures pursuant to the terms of the Pledge Agreement entered into in connection with the Purchase Agreement, which shares when transferred in accordance with the terms hereunder shall be fully paid and nonassessable.

                  "Exchange Act" means the Securities Exchange Act of 1934,
                   ------------
         as amended.

                  "Exchange Date" shall have the meaning ascribed to such
                   -------------
         term in Section 5(a)(i).

                  "Exchange Notice" shall have the meaning ascribed to such
                   ---------------
         term in Section 5(a)(i).

                  "Exchange Price" shall have the meaning set forth in
                   --------------
         Section 5(c)(i) hereof.

                  "Interest Conversion Rate" means, (i) as to shares of
                   ------------------------
         Common Stock, 90% of the lesser of (A) the average of the lowest 10 of the 20 VWAPs immediately prior to the applicable Interest Payment Date or (B) the average of the 20 VWAPs immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date and, (ii) as to DOC Shares, 90% of the lesser of (A) the average of the lowest 10 of the 20 DOC VWAPs immediately prior to the applicable Interest Payment Date or (B) the average of the 20 DOC VWAPs immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date.

                  "Late Fees" shall have the meaning set forth in the second
                   ---------
         paragraph to this Debenture.

                  "Mandatory Prepayment Amount" for any Debentures shall
                   ---------------------------
         equal the sum of (i) the greater of: (A) 110% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder, divided by the Set Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, or (C) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder, divided by the Exchange Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the DOC VWAP on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "Monthly Conversion Price" shall have the meaning set
                   ------------------------
         forth in Section 6(a) hereof.

                  "Monthly Redemption" shall mean the redemption of the
                   ------------------
         Debenture pursuant to Section 6(a) hereof.

                  "Monthly Redemption Amount" shall mean, as to a Monthly
                   -------------------------
         Redemption, $400,000, in the aggregate among all Holders or such lesser amount if the total principal amount outstanding among all Debentures is less than $400,000.

                  "Monthly Redemption Date" means the 1st of each month,
                   -----------------------
         commencing on November 1, 2003 and ending upon the full redemption of this Debenture.

                  "Person" means a corporation, an association, a
                   ------
         partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Securities Purchase
                   ------------------
         Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the Registration
                   -----------------------------
         Rights Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Securities Act" means the Securities Act of 1933, as
                   --------------
         amended, and the rules and regulations promulgated thereunder.

                  "Set Price" shall have the meaning set forth in Section
                   ---------
         4(c)(i).

                  "Shareholder Approval" means such approval as may be
                   --------------------
         required by the applicable rules and regulations of the Principal Market (or any successor entity) form the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares and shares of Common Stock issuable upon exercise of the Warrants.

                  "Trading Day" means (a) a day on which the shares of
                   -----------
         Common Stock and DOC Common Stock are traded on the Principal Market, or (b) if the shares of Common Stock or shares of DOC Common Stock are not quoted on a Principal Market, a day on which the such shares are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  "Transaction Documents" shall have the meaning set forth
                   ---------------------
         in the Purchase Agreement.

                  "Trust Agreement" means that certain Trust Agreement of
                   ---------------
         the Digital Angel Share Trust between Wilmington Trust Company and the Company, dated as of March 1, 2002, as amended June 30, 2003.

                  "Trustee" means Wilmington Trust Company, a Delaware banking
                   -------
         corporation.

                  "Underlying Shares" means the shares of Common Stock
                   -----------------
         issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

                  "Underlying Shares Registration Statement" means a
                   ----------------------------------------
         registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

                  "VWAP" means, for any date, the price determined by the
                   ----
         first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market or the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market (or OTC Bulletin Board) on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern
         Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on a Principal Market or the OTC Bulletin Board and if prices for the Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized independent appraiser selected in good faith by Purchasers' Representative.

         Section 8) Except as expressly provided herein, no provision of this
         ---------
Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other
                                                ---- -----
Debentures now or hereafter issued under the terms set forth herein. The Company agrees and acknowledges the obligations of the Company under this Debenture are secured by 15 million shares of DOC Common Stock pursuant to the terms of the Pledge Agreement and that such shares also comprise the DOC Shares which are exchangeable pursuant to the terms of Section 5 and which are transferable upon exercise of the warrants issued in connection with the Purchase Agreement. As long as there are Debentures outstanding, the Company shall not and shall cause it Subsidiaries not to, without the consent of the Holders, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents;
(c) enter into any agreement with respect to any of the foregoing; or (d) issue any variable priced equity securities or variable priced equity linked securities.

         Section 9) If this Debenture shall be mutilated, lost, stolen or
         ---------
destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 10) The Company will not and will not permit any of its
         ----------
Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under the Debentures.

         Section 11) All questions concerning the construction, validity,
         ----------
enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party
                                             ---------------
hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         Section 12) Any waiver by the Company or the Holder of a breach of any
         ----------
provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 13) If any provision of this Debenture is invalid, illegal or
         ----------
unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         Section 14) Whenever any payment or other obligation hereunder shall
         ----------
be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         Section 15) Any and all notices or other communications or deliveries
         ----------
to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at the address set forth above, FACSIMILE NUMBER 561-805-8002, ATTN:
DEBENTURE DEPARTMENT, WITH A COPY OF SUCH NOTICE E-MAILED TO debentures@adsx.com, AND WITH A COPY OF ANY NOTICE (OTHER THAN CONVERSION NOTICE) TO HOLLAND & KNIGHT, FACSIMILE NUMBER 305-789-7799, ATTN: HARVEY GOLDMAN, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section and to THE TRUSTEE AT C/O WILMINGTON TRUST COMPANY, RODNEY SQUARE NORTH, 1100 NORTH MARKET STREET, WILMINGTON, DE 19890, ATTN:
CORPORATION TRUST ADMINISTRATION, FACSIMILE NUMBER                 . Any and
                                                   ----------------
all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York
City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         Section 16) This Debenture, and all other Debentures of this series,
         ----------
are secured by a Pledge Agreement and Security Agreement of even date herewith.


                            *********************

         IN WITNESS WHEREOF, the Company has caused this Exchangeable Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                           APPLIED DIGITAL SOLUTIONS, INC.


                           By: /s/ Scott Silverman
                              ---------------------------------
                              Name: Scott Silverman
                              Title: CEO

                                   ANNEX A

                            NOTICE OF CONVERSION


The undersigned hereby elects to convert principal and, if specified, interest under the 8.5% Exchangeable Debenture of Applied Digital Solutions, Inc., (the "Company") due on June 29, 2006, into shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Company's Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
                         Date to Effect Conversion:

                         Principal Amount of Debentures to be Converted

                         Payment of Interest in Common Stock  / / Yes  / / No
                                  If yes, $_______ of Interest Accrued on
                                  Account of Conversion at Issue

                         Number of shares of Common Stock to be Issued:

                         Applicable Conversion Price:

                         Signature:

                         Name:

                         Address:

                         Taxpayer ID#

                         Address:

                                   ANNEX B

                             NOTICE OF EXCHANGE


The undersigned hereby elects to exchange principal and, if specified, interest under the 8.5% Exchangeable Debenture of Applied Digital Solutions, Inc., (the "Company") due on June 29, 2006, into shares of common stock, $0.005 par value per share (the "Common Stock"), of Digital Angel Corporation according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Exchange the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 5 of this Debenture.

Conversion calculations:
                         Date to Effect Conversion:

                         Principal Amount of Debentures to be Converted

                         Payment of Interest in Common Stock  / / Yes  / / No
                                  If yes, $_______ of Interest Accrued on
                                  Account of Conversion at Issue

                         Number of shares of Common Stock to be Issued:

                         Applicable Conversion Price:

                         Signature:

                         Name:

                         Address: